UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 21, 2019

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	PTN	NYSE American

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2019, Palatin Technologies, Inc. (the “Company”) entered into a new Equity Distribution Agreement, dated June 21, 2019 (the “Equity Distribution Agreement”), with Canaccord Genuity LLC (“Canaccord”), pursuant to which the Company may, from time to time, offer and sell, through Canaccord, shares of the Company’s common stock, par value $0.01 per share (the “Shares”), having an aggregate offering price of up to approximately $40 million.

The Shares will be offered and sold by the Company pursuant to its previously filed and currently effective Registration Statement on Form S-3 (Reg. No. 333-226905) (the “Registration Statement”). The Shares may only be offered and sold by means of a prospectus, including a prospectus supplement, forming part of the effective Registration Statement. Sales of the common stock, if any, will be made at market prices by methods deemed to be an “at-the market-offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on the NYSE American, on any other existing trading market for the common stock, or to or through a market maker other than on an exchange.

We will pay Canaccord a commission rate of 3.0% of the gross proceeds from the sales of common stock sold pursuant to the terms of the Equity Distribution Agreement. The Equity Distribution Agreement also contains, among other things, customary representations, warranties and covenants by the Company and indemnification obligations of the Company and Canaccord as well as certain termination rights for both the Company and Canaccord. The Company has no obligation to sell any Shares under the Equity Distribution Agreement, and may at any time suspend solicitation and offers under the Equity Distribution Agreement.

The foregoing description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full Equity Distribution Agreement. A copy of the Equity Distribution Agreement is attached hereto as Exhibit 1.1.

This Current Report on Form 8-K does not constitute an offer to sell the Shares or a solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01. Other Events.

The Company issued a press release today disclosing that the U.S. Food and Drug Administration (FDA) has granted marketing approval of AMAG Pharmaceuticals, Inc.’s New Drug Application (NDA) for Vyleesi™ (bremelanotide injection), a melanocortin receptor agonist developed by the Company and indicated for the treatment of premenopausal women with acquired, generalized hypoactive sexual desire disorder (HSDD). The FDA’s approval of the NDA triggers a $60 million milestone payment to the Company under its North American license agreement with AMAG.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits:

1.1	Equity Distribution Agreement, dated June 21, 2019, between Palatin Technologies, Inc. and Canaccord Genuity LLC
5.1	Opinion of Thompson Hine LLP, dated June 21, 2019.
23.1	Consent of Thompson Hine LLP (including in Exhibit 5.1 above).
99.1	Press release dated June 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: June 21, 2019	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST
Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

1.1	Equity Distribution Agreement, dated June 21, 2019, between Palatin Technologies, Inc. and Canaccord Genuity LLC
5.1	Opinion of Thompson Hine LLP, dated June 21, 2019.
23.1	Consent of Thompson Hine LLP (including in Exhibit 5.1 above).
99.1	Press release dated June 21, 2019

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